November 27, 2009

For Immediate Release

UREX TERMINATES SALE OF ARGENTINE SUBSIDIARY TO SGI

November 27, 2009 - Reno, Nevada – Urex Energy Corporation (the “Company” or “Urex”) (OTCBB: URXE) reports that it has terminated a Share Purchase Agreement  for the sale of its Argentine subsidiary, United Energy Metals SA (UEM) to SGI Partners, LLC of Carlsbad, CA.

The above noted agreement is discussed in a Company news release dated August 4, 2009. The Company is continuing negotiation with other interested groups for the sale of UEM.

About Urex Energy Corporation

Urex Energy Corp. is focused on actively exploring and developing uranium properties in New Mexico.  Urex also owns a 100% interest in the La Jara Mesa Extension uranium property consisting of 137 unpatented mining claims in the Grants Mining District, Cibola County, New Mexico.  The La Jara Mesa Extension property lies adjacent to Laramide Resources Ltd.'s La Jara Mesa deposit.  Between 1950 and 1978 the Grants Mining District produced 270 million pounds of uranium oxide which ranks it as the most prolific uranium district in the United States.

For more information please contact:

Mr. Richard Bachman
Telephone: 775-747-0667
Email: info@urexenergy.com
www.urexenergy.com

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.

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